Parker Drilling Reports 2012 Fourth Quarter Results

HOUSTON, Feb. 21, 2013 /PRNewswire/ -- Parker Drilling Company (NYSE-PKD), an international drilling contractor, drilling services and rental tools provider, today reported results for the quarter and year-to-date periods ended December 31, 2012. The Company's results for the 2012 fourth quarter included a net loss of $20.1 million or $0.17 per diluted share on revenues of $157.2 million. Results for the period included $16.3 million, pre-tax, of non-routine expenses primarily related to the previously disclosed proposed settlement of U.S. Department of Justice and Securities and Exchange Commission investigations. Excluding the effects of non-routine items, the Company reported a net loss of $4.0 million or $0.03 per diluted share compared with similarly adjusted 2012 third quarter net income of $11.4 million or $0.10 per diluted share on revenues of $165.3 million, and 2011 fourth quarter net income of $20.2 million or $0.17 per diluted share on revenues of $181.1 million.

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Adjusted EBITDA, excluding non-routine items, was $35.8 million, compared with $55.6 million for the preceding third quarter, and $66.7 million for the prior year's fourth quarter.

Parker Drilling's fourth quarter results primarily reflect the impacts of recent market trends, strategic decisions to better position the Company for profitable growth, and the charge taken for the proposed settlement with the U.S. Department of Justice and Securities and Exchange Commission.

"During the latter part of 2012, business trends and competitive conditions in a number of markets were challenging. Our responses have focused on leveraging our strategic position, preserving profitability, and improving future opportunities to grow. These efforts have already begun to have a favorable impact on performance," said Parker Drilling President and Chief Executive Officer, Gary Rich. "Rental Tools utilization has risen for two consecutive months. Our barge rig fleet utilization is currently above the fourth quarter fleet average and the fleet's average dayrate has continued to increase. Our international operations have four more rigs under contract than at year-end, including contracts to begin work in Kurdistan with two rigs to be relocated from Kazakhstan. And, we recently were awarded an O&M contract to operate three ExxonMobil platforms off the coast of California.

"In choosing to be selective and strategic in our response to market conditions, we believe we have enhanced our relationships with key customers in core markets, provided momentum to our 2013 performance potential, and built a stronger base from which to expand and grow," noted Gary Rich.

Fourth Quarter Highlights

  During the quarter, the International Drilling operation began moving two rigs from their base in Algeria to reposition them for work in other markets and also committed to redeploy two rigs from Kazakhstan for work in Kurdistan.  As a result, the Company incurred costs related to the rig moves and the write-off of unrecoverable VAT taxes of approximately $4.7 million.
  The Company made use of slowing activity in the U.S. Gulf of Mexico inland waters drilling market to bring forward dry-dock inspections, repairs and general maintenance for three barge drilling rigs.  This took these units out of service for portions of the quarter and limited operating cost leverage.
  The first of Parker Drilling's two AADU rigs completed its acceptance testing process and began operations under the terms of the Company's five-year contract with BP.
  The Rental Tools segment addressed weakened conditions in the U.S. land drilling market with a balance of competitive price responses and other actions, strengthening its position with key customers in core markets.
  Parker Drilling reached an agreement in principle with the Department of Justice and staff of the Securities and Exchange Commission related to investigations of possible violations of U.S. law, recording a charge associated with the proposed settlement.
  The Company amended its $130 million Credit Agreement, consisting of a term loan and revolving credit facility, extending its expiration to 2017.

Outlook

"I believe we are making significant improvements in Parker's fundamental performance potential," commented Mr. Rich. "Our Rental Tools business is poised to make gains in the growing offshore Gulf of Mexico drilling market while strengthening its U.S. land-related operations. Our U.S. barge fleet is well-positioned for a period of sustained drilling in the Gulf of Mexico's inland waters. The repositioning of several international rigs enhances our ability to participate in other large and growing markets. And, our Alaska operations are underway on a multi-year drilling program and our O&M portfolio is growing.

"In addition, our balance sheet is in sound condition and we are confident we have the financial capacity to sustain our businesses, invest in growth opportunities and fund the proposed settlement with the DOJ and SEC," he concluded.

Fourth Quarter Review

Parker Drilling's revenues for the 2012 fourth quarter, compared with the 2012 third quarter, declined 5 percent to $157.2 million from $165.3 million, segment gross margin declined 31 percent to $44.1 million from $63.8 million, while segment gross margin was 28.0 percent of revenues compared with 38.6 percent. Compared with the 2011 fourth quarter, the Company's revenues declined 13 percent from revenues of $181.1 million, segment gross margin declined 40 percent from segment gross margin of $74.0 million, and segment gross margin as a percent of revenues was below the 2011 fourth quarter level of 40.9 percent. (Segment gross margin excludes depreciation and amortization expense).

Results for the 2012 fourth quarter included $16.3 million, pre-tax, of non-routine expenses primarily related to the proposed settlement of U.S. Department of Justice and Securities and Exchange Commission investigations. These non-routine expenses reduced after-tax earnings by $16.1 million, or approximately $0.14 per diluted share. The results for the 2012 third quarter and 2011 fourth quarter included non-routine, after-tax expense of $0.4 million and $110.4 million, respectively. Details of the non-routine items are provided in the attached financial tables.

  Rental Tools segment revenues were $55.7 million, segment gross margin was $32.8 million and segment gross margin as a percentage of revenues was 59.0 percent.  Compared with the 2012 third quarter, segment revenues, gross margin and gross margin as a percent of revenues declined.  Actions initiated earlier in response to weakened market conditions and more competitive pricing shored up profitability and began to restore utilization levels during the quarter.
  U.S. Barge Drilling segment revenues were $29.4 million, segment gross margin was $13.2 million, and segment gross margin as a percentage of revenues was 44.8 percent.  Compared with the 2012 third quarter, segment revenues, gross margin and gross margin as a percent of revenues declined.  As drilling activity slowed toward the year-end and in anticipation of the market's future need for barge drilling rigs, the Company took three units out of service for drydock repairs and inspections and general maintenance work.  While this reduced the number of the Company's barge drilling rigs available to the market, the impact of this was partially offset by an increase in the fleet-average dayrate for the period.
  U.S. Drilling segment revenues were $1.4 million. The segment reported its first operating revenues in the 2012 fourth quarter as the first of two AADU rigs began operations late in the period.  The increase in operating expense reflects the impact of the rig's transition, during the 2012 third quarter, from a capitalized construction project to a deployed rig with operating costs.
  International Drilling segment revenues were $67.6 million, segment gross margin was $2.7 million, and segment gross margin as a percentage of revenues was 3.9 percent. Compared with the 2012 third quarter, segment revenues, gross margin and gross margin as a percent of revenues declined.  The reduction in segment revenues was primarily due to the impact from a decline in average rig fleet utilization. This was partially offset by an increase in operating and maintenance (O&M) contract revenues.  The decline in segment gross margin is primarily due to lower rig utilization and costs associated with strategic decisions to reposition rigs from Algeria and redeploy rigs from Kazakhstan.  In addition, it reflects the transition to a new O&M contract in Sakhalin Island, Russia, from the previous, expired contract.
  Technical Services segment revenues were $3.1 million and the segment had a gross margin loss of $0.1 million.  The reduction in segment revenues was primarily due to the completion of some early-phase engineering projects, while the segment's earnings loss reflects this and the costs of retaining engineering expertise and experience during the transition between projects.

2012 Summary

The Company's results for the 2012 year included net income of $37.3 million or $0.31 per diluted share on revenues of $678.0 million, compared with the prior year's net loss of $50.5 million or $0.43 per diluted share on revenues of $686.6 million. Excluding the effects of non-routine items, the Company reported adjusted net income of $55.0 million or $0.46 per diluted share compared with similarly adjusted 2011 net income of $62.9 million or $0.54 per diluted share. Adjusted EBITDA, excluding non-routine items, was $234.6 million for 2012 and $242.6 million for the prior year.

Results for 2012 included $18.7 million, pre-tax, of non-routine expenses primarily related to the proposed settlement of U.S. Department of Justice and Securities and Exchange Commission investigations. These non-routine expenses reduced after-tax earnings by $17.7 million or $0.15 per diluted share. Earnings for the 2011 year included $113.4 million of after-tax expense for non-routine items, or $0.97 per diluted share.

Capital Expenditures

Capital expenditures were $43.9 million for the 2012 fourth quarter and $191.5 million for the year. Capital expenditures for 2012 included $86.0 million for the construction of two AADU rigs and $62.0 million for the purchase of tubular goods and other rental tools equipment. In addition, the Company invested $13.8 million in a new enterprise resource planning system that is expected to increase the ability to address business matters and to assess and leverage market opportunities.

Conference Call

Parker Drilling has scheduled a conference call for 10:00 a.m. CST (11:00 a.m. EST) on Thursday, February 21, 2013, to review its reported results. Those interested in listening to the call by telephone may do so by dialing (480) 629-9692. The call can also be accessed through the Investor Relations section of the Company's website at http://www.parkerdrilling.com. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone from Feb. 21 through Feb. 28 by dialing (303) 590-3030 and using the access code 4591662#.

Cautionary Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about the proposed settlement of the Company's Department of Justice and Securities and Exchange Commission investigations, anticipated future financial or operational results; the outlook for rig utilization and dayrates; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs for operation; the strengthening of the Company's financial position; increases in market share; outcomes of legal proceedings and investigations; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions that could adversely affect market conditions, fluctuations in oil and natural gas prices that could reduce the demand for drilling services, changes in laws or government regulations that could adversely affect the cost of doing business, our ability to refinance our debt and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. See "Risk Factors" in the Company's Annual Report filed on Form 10-K and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Description

Parker Drilling (NYSE: PKD) provides high-performance contract drilling solutions, rental tools and project management services to the energy industry. Parker Drilling's rig fleet included 22 land rigs and two offshore barge rigs in international locations, 12 barge rigs in the U.S. Gulf of Mexico, and three land rigs in the U.S. The Company's rental tools business supplies premium equipment to operators on land and offshore in the U.S. and select international markets. Parker Drilling also performs contract drilling for customer-owned rigs and provides technical services addressing drilling challenges for E&P customers worldwide. More information about Parker Drilling can be found at http://www.parkerdrilling.com, including operating status reports for the Company's Rental Tools segment and its international and U.S. rig fleets, updated monthly.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	December 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$ 87,886	$ 97,869
Accounts and Notes Receivable, Net	168,562	183,923
Rig Materials and Supplies	28,860	29,947
Deferred Costs	1,089	3,249
Deferred Income Taxes	8,742	6,650
Assets held for sale	11,550	5,315
Other Current Assets	46,345	40,660
TOTAL CURRENT ASSETS	353,034	367,613

PROPERTY, PLANT AND EQUIPMENT, NET	786,158	719,809

OTHER ASSETS
Deferred Income Taxes	95,295	108,311
Other Assets	21,246	20,513
TOTAL OTHER ASSETS	116,541	128,824

TOTAL ASSETS	$ 1,255,733	$ 1,216,246

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$ 10,000	$ 145,723
Accounts Payable and Accrued Liabilities	141,866	140,087
TOTAL CURRENT LIABILITIES	151,866	285,810

LONG-TERM DEBT	469,205	337,000

LONG-TERM DEFERRED TAX LIABILITY	20,847	15,934

OTHER LONG-TERM LIABILITIES	23,182	33,452

TOTAL CONTROLLING INTEREST IN STOCKHOLDERS' EQUITY	591,404	544,606
Noncontrolling interest	(771)	(556)
TOTAL EQUITY	590,633	544,050

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,255,733	$ 1,216,246

Current Ratio	2.32	1.29

Total Debt as a Percent of Capitalization	45%	47%

Book Value Per Common Share	$ 4.97	$ 4.65

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

			Three Months Ended September 30,
	Three Months Ended December 31,
	2012	2011	2012

REVENUES:	$ 157,187	$ 181,067	$ 165,301

EXPENSES:
Operating Expenses	113,122	107,044	101,484
Depreciation and Amortization	27,660	29,624	29,779

TOTAL OPERATING GROSS MARGIN	16,405	44,399	34,038

General and Administrative Expense	(24,230)	(7,930)	(8,905)
Impairment and other charges	-	(170,000)	-
Provision for Reduction in Carrying Value of Certain Assets	-	(1,350)	-
Gain (loss) on Disposition of Assets, net	(492)	1,666	606

TOTAL OPERATING INCOME (LOSS)	(8,317)	(133,215)	25,739

OTHER INCOME AND (EXPENSE):
Interest Expense	(8,409)	(5,386)	(8,171)
Interest Income	44	47	30
Loss on extinguishment of debt	(364)	-	(117)
Change in fair value of derivative positions	47	76	19
Other	(444)	197	26
TOTAL OTHER EXPENSE	(9,126)	(5,066)	(8,213)

INCOME (LOSS) BEFORE INCOME TAXES	(17,443)	(138,281)	17,526

INCOME TAX EXPENSE (BENEFIT)	2,724	(48,112)	6,695

NET INCOME (LOSS)	(20,167)	(90,169)	10,831
Less: net income (loss) attributable to noncontrolling interest	(69)	8	(105)
NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$ (20,098)	$ (90,177)	$ 10,936

EARNINGS PER SHARE - BASIC
Net Income (loss)	$ (0.17)	$ (0.77)	$ 0.09

EARNINGS PER SHARE - DILUTED
Net Income (loss)	$ (0.17)	$ (0.77)	$ 0.09

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	118,503,732	116,620,561	118,109,214
Diluted	118,503,732	116,620,561	119,201,019

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Year Ended December 31,
	2012	2011	2010

REVENUES:	$ 677,982	$ 686,646	$ 659,475

EXPENSES:
Operating Expenses	414,064	418,144	471,278
Depreciation and Amortization	113,017	112,136	115,030
	527,081	530,280	586,308
TOTAL OPERATING GROSS MARGIN	150,901	156,366	73,167

General and Administrative Expense	(46,052)	(31,314)	(30,728)
Impairment and other charges	-	(170,000)	-
Provision for Reduction in Carrying Value of Certain Assets	-	(1,350)	(1,952)
Gain on Disposition of Assets, Net	1,974	3,659	4,620

TOTAL OPERATING INCOME (LOSS)	106,823	(42,639)	45,107

OTHER INCOME AND (EXPENSE):
Interest Expense	(33,542)	(22,594)	(26,805)
Interest Income	153	256	257
Loss on extinguishment of debt	(2,130)	-	(7,209)
Change in fair value of derivative positions	55	(110)	-
Other	(382)	(325)	155
TOTAL OTHER EXPENSE	(35,846)	(22,773)	(33,602)

INCOME (LOSS) BEFORE INCOME TAXES	70,977	(65,412)	11,505

INCOME TAX EXPENSE (BENEFIT)	33,879	(14,767)	26,213

NET INCOME (LOSS)	37,098	(50,645)	(14,708)

Less: net income (loss) attributable to noncontrolling interest	(215)	(194)	(247)
NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$ 37,313	$ (50,451)	$ (14,461)

EARNINGS PER SHARE - BASIC	$ 0.32	$ (0.43)	$ (0.13)

EARNINGS PER SHARE - DILUTED	$ 0.31	$ (0.43)	$ (0.13)

NUMBER OF COMMON SHARES USED IN COMPUTING
EARNINGS PER SHARE:
Basic	117,721,135	116,081,590	114,258,965
Diluted	119,093,590	116,081,590	114,258,965

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended			Year Ended December 31,
	December 31,		September 30,
	2012	2011	2012	2012	2011	2010

REVENUES:
Rental Tools	$ 55,666	$ 63,871	$ 59,947	$ 246,900	$ 237,068	$ 172,598
U.S. Barge Drilling	29,404	22,888	33,142	123,672	93,763	64,543
U.S. Drilling	1,387	-	-	1,387	-	-
International Drilling	67,596	89,229	68,503	291,772	318,482	294,821
Technical Services	3,134	5,079	3,709	14,251	27,695	36,423
Construction Contract	-	-	-	-	9,638	91,090
Total Revenues	157,187	181,067	165,301	677,982	686,646	659,475

OPERATING EXPENSES:
Rental Tools	22,823	19,952	21,879	88,884	74,491	60,036
U.S. Barge Drilling	16,217	16,503	17,257	69,405	65,143	53,334
U.S. Drilling	5,897	665	2,641	9,538	1,692	217
International Drilling	64,932	65,664	55,919	231,777	245,591	235,432
Technical Services	3,253	4,260	3,788	14,460	22,360	31,371
Construction Contract	-	-	-	-	8,867	90,888
Total Operating Expenses	113,122	107,044	101,484	414,064	418,144	471,278

OPERATING GROSS MARGIN:
Rental Tools	32,843	43,919	38,068	158,016	162,577	112,562
U.S. Barge Drilling	13,187	6,385	15,885	54,267	28,620	11,209
U.S. Drilling	(4,510)	(665)	(2,641)	(8,151)	(1,692)	(217)
International Drilling	2,664	23,565	12,584	59,995	72,891	59,389
Technical Services	(119)	819	(79)	(209)	5,335	5,052
Construction Contract	-	-	-	-	771	202
Depreciation and Amortization	(27,660)	(29,624)	(29,779)	(113,017)	(112,136)	(115,030)
Total Operating Gross Margin	16,405	44,399	34,038	150,901	156,366	73,167

PARKER DRILLING COMPANY
Adjusted EBITDA
(Dollars in Thousands)

	Three Months Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011

Net Income (Loss) Attributable to Controlling Interest	$ (20,098)	$ 10,936	$ 20,083	$ 26,392	$ (90,177)	$ 20,725	$ 14,173	$ 4,827
Adjustments:
Income Tax (Benefit) Expense	2,724	6,695	9,817	14,643	(48,112)	15,042	13,464	4,839
Total Other Income and Expense	9,126	8,213	10,463	8,044	5,066	6,268	5,636	5,803
Gain on Disposition of Assets, Net	492	(606)	(1,368)	(492)	(1,666)	(623)	(366)	(1,004)
Depreciation and Amortization	27,660	29,779	27,959	27,619	29,624	27,581	27,332	27,599
Impairment and other charges	-	-	-	-	170,000	-	-	-
Provision for Reduction in Carrying Value of Certain Assets	-	-	-	-	1,350	-	-	-

Adjusted EBITDA	19,904	55,017	66,954	76,206	66,085	68,993	60,239	42,064

Adjustments:
Non-routine Items*	15,921	564	42	23	567	1,517	2,451	685

Adjusted EBITDA after Non-routine Items	$ 35,825	$ 55,581	$ 66,996	$ 76,229	$ 66,652	$ 70,510	$ 62,690	$ 42,749

* Amended to include comparable expenses in all periods.

PARKER DRILLING COMPANY
Reconciliation of Non-Routine Items *
(Dollars in Thousands, except Per Share)
(Unaudited)

	Three Months Ending	Three Months Ending	Three Months Ending
	December 31, 2012	September 30, 2012	December 31, 2011

Net income attributable to controlling interest	$ (20,098)	$ 10,936	$ (90,177)
Earnings per diluted share	$ (0.17)	$ 0.09	$ (0.77)

Adjustments:
U.S. Department of Justice/Securities and Exchange Commission proposed settlement	$ 15,850	$ -	$ -
Impairment and other charges	-	-	170,000
Extinguishment of debt	364	117	-
Provision for the reduction in carrying value	-	-	1,350
U.S. regulatory investigations / legal matters**	71	564	567
Total adjustments	16,285	681	171,917
Tax effect of non-routine adjustments	(152)	(238)	(61,546)
Net non-routine adjustments	16,133	443	110,371

Adjusted net income attributable to controlling interest	$ (3,965)	$ 11,379	$ 20,194
Adjusted earnings per diluted share	$ (0.03)	$ 0.10	$ 0.17

	Year Ended		Year Ended
	December 31, 2012		December 31, 2011

Net income attributable to controlling interest	$ 37,313		$ (50,451)
Earnings per diluted share	$ 0.31		$ (0.43)

Adjustments:
U.S. Department of Justice/Securities and Exchange Commission proposed settlement	$ 15,850		$ -
Impairment and other charges	-		170,000
Extinguishment of debt	2,130		-
Provision for the reduction in carrying value	-		1,350
U.S. regulatory investigations / legal matters**	699		5,220
Total adjustments	18,679		176,570
Tax effect of non-routine adjustments	(990)		(63,175)
Net non-routine adjustments	17,689		113,395

Adjusted net income attributable to controlling interest	$ 55,002		$ 62,944
Adjusted earnings per diluted share	$ 0.46		$ 0.54

*

Adjusted net income, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company's performance.

**	Amended to include comparable expenses in all periods.

CONTACT: Investor Relations: Richard Bajenski, Director, Investor Relations, +1-281-406-2030; or Media Relations: Stephanie Dixon, Manager, Corporate Communications, +1-281-406-2212